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                                                                    Exhibit 12.1


                        Burnham Pacific Properties, Inc.
                Computation of Ratio of Earnings to Fixed Charges

                             (Dollars in thousands)


                                                                                                                     Nine Months
                                                                       Year Ended                                       Ended
                                                                      December 31,                                    September
                                            1991           1992           1993           1994           1995          30, 1996
EARNINGS (LOSS) BEFORE FIXED CHARGES:

     Income (loss) from operations        $  2,469       $  1,058       $  9,846       $ 13,164       $(14,951)      $  7,991
     Interest expense                       10,308         11,208         10,483         11,582         11,960          8,251

                                          --------       --------       --------       --------       --------       --------
EARNINGS (LOSS) BEFORE FIXED CHARGES        12,777         12,266         20,329         24,746         (2,991)        16,242
                                          --------       --------       --------       --------       --------       --------

FIXED CHARGES:

     Interest expense                       10,308         11,208         10,483         11,582         11,960          8,251
     Interest capitalized                                                                    55             97            897

                                          --------       --------       --------       --------       --------       --------
FIXED CHARGES                               10,308         11,208         10,483         11,637         12,057          9,148
                                          --------       --------       --------       --------       --------       --------

                                          --------       --------       --------       --------       --------       --------
RATIO OF EARNINGS (L0SS) TO FIXED CHARGES     1.24           1.09           1.94           2.13             -            1.78
                                          --------       --------       --------       --------       --------       --------
                                          --------       --------       --------       --------       --------       --------
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